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                                                                   Exhibit 10.16

DO NOT DESTROY THIS NOTE: WHEN PAID, THIS NOTE AND DEED OF TRUST SECURING SAME MUST BE SURRENDERED TO TRUSTEE FOR CANCELLATION BEFORE RECONVEYANCE WILL BE MADE.

                    PROMISSORY NOTE SECURED BY DEED OF TRUST
                    ----------------------------------------

$1,200,000.00                                          Scotts Valley, California
                                                               February 16, 2001

For value received, the undersigned, Jeremy Tennenbaum and Isabelle Tennenbaum, (collectively, "Maker"), currently residing at 520 Railway Avenue, Suite, 388, Campbell, California 95008, jointly severally promise to pay in lawful money of the United States of America, to Seagate Technology LLC, or order (hereinafter "Holder"), at 920 Disc Drive, Scotts Valley, California 95066 or at such other place as Holder may from time to time designate by written notice to Maker, the principal sum of ONE MILLION TWO HUNDRED THOUSAND and NO/100 DOLLARS ($1,200,000), with interest at the rate of eight percent (8 %) per annum, accrued interest to be forgiven at the end of every twelve (12) months from the date of execution hereof, provided Jeremy Tennenbaum is still employed by Seagate Technology LLC, or a subsidiary or affilate thereof, (collectively, "Seagate") at that time. This Note shall become due and payable February 16, 2006, except as provided below.

Seagate promises to forgive $200,000 of the principal on the second anniversary of the effective date of this Note; $200,000 of the principal on the third anniversary of the effective date of this Note; and $200,000 of the principal on the fourth anniversary of the effective date of this Note, provided that Employee is still employed by Seagate on the applicable anniversary dates.

Should Jeremy Tennenbaum voluntarily resign his employment with Seagate or otherwise be terminated by Seagate prior to February 16, 2006, all unforgiven principal plus any accrued interest shall become immediately due and payable, or if there be any default in the payment of this Note, interest will begin accruing at eight percent (8%) per annum until the Note is paid in full. Should Jeremy Tennenbaum be terminated during a Seagate-initiated reduction in force, or become deceased, this Note shall become due and payable sixty (60) months from the date of execution hereof, and all interest will be forgiven. Nothing contained herein constitutes any promise, express or implied, as to Jeremy Tennenbaum's continuation of employment. Maker agrees to pay federal and state taxes, if any, which are required by law to be paid with respect to this Note.

This Note is secured by a Deed of Trust. If the trustor shall sell, convey or alienate said property, or any part thereof, of any interest therein, or shall be divested of their title of any interest herein in any manner or way, whether voluntary or involuntary, beneficiary shall have the right, at its option, except as prohibited by law, to declare the whole sum of

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principal and accrued interest immediately due and payable, without notice or demand, irrespective of the maturity date, if any, specified in the Note.

Should any default be made in the performance of any of the agreements contained in the Deed of Trust securing this Note, then the whole sum of principal and accrued interest shall become immediately due and payable, without notice, at the option of the Holder of this Note. Failure to exercise such option shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

This Note contains a balloon payment. This Note is subject to Section 2966 of the Civil Code, which provides that the Holder of this Note give written notice to the Maker or their successor-in-interest of prescribed information at least sixty (60) days and not more than one-hundred and fifty (150) days before any balloon payment is due.

Maker agrees to pay the following costs, expense and attorney's fees paid or incurred by the Holder of this Note: (1) reasonable costs of collection, costs and expenses and attorney's fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; and (2) costs of suit and such sum as the court may adjudge as attorney's fees in any action to enforce payment of this Note or any part of it.

Executed this 20 day of February, 2001    Executed this 20 day of February, 2001
at Scotts Valley, California.             at Scotts Valley, California.

/s/ JEREMY TENNENBAUM                     /s/ JEREMY TENNENBAUM*
___________________________________       ______________________________
Jeremy Tennenbaum                         Isabelle Tennenbaum

Approved as to form and content:          *signed for Isabelle Tennenbaum
                                          as Power of Attorney



/s/ CHARLES C. POPE
___________________________________
Charles C. Pope
Executive Vice President &
Chief Financial Officer